Filed # C5005-99
MAR 03 1999
In the Office of
Dean Heller
DEAN HELLER
Secretary of State


                                                                     EXHIBIT 2.1


                           ARTICLES OF INCORPORATION
                                       OF
                           QUILCHENA RESOURCES, INC.


                                   **********

     The undersigned, acting as incorporator, pursuant to the provisions of the laws of the State of Nevada relating to private corporations, hereby adopts the following Articles of Incorporation:

     ARTICLE ONE [NAME]. The name of the corporation is:

                           QUILCHENA RESOURCES, INC.

     ARTICLE TWO. [RESIDENT AGENT]. The initial agent for service of process is Nevada Agency and Trust Company, 50 West Liberty Street, Suite 880, City of Reno, Country of Washoe, State of Nevada 89501.

     ARTICLE THREE. [PURPOSES]. The purposes for which the corporation is organized are to engage in any activity or business not in conflict with the laws of the State of Nevada or of the United States of America, and without limiting the generality of the foregoing, specifically:

       I. [OMNIBUS]. To have to exercise all the powers now or hereafter conferred by the laws of the State of Nevada upon corporations organized pursuant to the laws under which the corporation is organized and any and all acts amendatory thereof and supplemental thereto.

       II. [CARRYING ON BUSINESS OUTSIDE STATE]. To conduct and carry on its business or any branch thereof in any state or territory of the United States or in any foreign country in conformity with the laws of such state, territory, or foreign country, and to have and maintain in any state, territory, or foreign country a business office, plant, store or other facility.

       III. [PURPOSES TO BE CONSTRUED AS POWERS]. The purposes specified herein shall be construed both as purposes and powers and shall be in no wise limited or restricted by reference to, or inference from, the terms of any other clause in this or any other article, but the purposes and powers specified in each of the clauses herein shall be regarded as independent purposes and powers, and the enumeration of specific purposes and powers shall not be construed to limit or restrict in any manner the meaning of general terms or of the general powers of the corporation; nor shall the expression of one thing be deemed to exclude another, although it be of like nature not expressed.

     ARTICLE FOUR. [CAPITAL STOCK]. The corporation shall have authority to issue an aggregate of TWO HUNDRED MILLION (2,000,000,000) COMMON CAPITAL SHARES, PAR VALUE ONE MILL ($0.001) per share for a total capitalization of TWO HUNDRED THOUSAND DOLLARS ($200,000.000).

     The holders of shares of capital stock of the corporation shall not be entitled to pre-emptive or preferential rights to subscribe to any unissued stock or any other securities which the corporation may now or hereafter be authorized to issue.

     The corporation's capital stock may be issued and sold from time to time for such consideration as may be fixed by the Board of Directors, provided that the consideration so fixed is not less than par value.

     The stockholders shall not possess cumulative voting rights at all shareholders meetings called for the purpose of electing a Board of Directors.

     ARTICLE FIVE. [DIRECTORS]. The affairs of the corporation shall be governed by a Board of Directors of no more than eight (8) nor less than one
(1) person. The name and address of the first Board of Director is:


         NAME                         ADDRESS
         ----                         -------
  Trent Jordan                        355 Burrard Street, Suite 1000
                                      Vancouver, British Columbia
                                      Canda V6C 2G8

     ARTICLE SIX. [ASSESSMENT OF STOCK]. The capital stock of the corporation, after the amount of the subscription price or par value had been paid in, shall not be subject to pay debts of the corporation, and no paid up stock and no stock issued as fully paid up shall ever be assessable or assessed.

     ARTICLE SEVEN. [INCORPORATOR]. The name and address of the incorporator of the corporation is as follows:

           NAME                   ADDRESS
           ----                   -------
  Amanda Cardinalli               50 West Liberty Street, Suite 880
                                  Reno, Nevada 89501

     ARTICLE EIGHT. [PERIOD OF EXISTENCE]. The period of existence of the corporation shall be perpetual.

     ARTICLE NINE. [BY-LAWS]. The initial By-laws of the corporation shall be adopted by its Board of Directors. The power to alter, amend, or repeal the By-laws, or to adopt new By-laws, shall be vested in the Board of Directors, except as otherwise may be specifically provided in the By-laws.

     ARTICLE TEN. [STOCKHOLDERS' MEETINGS]. Meetings of stockholders shall be held at such place within or without the State of Nevada as may be provided by the By-laws of the corporation. Special meetings of the stockholders may be called by the President or any other executive officer of the corporation, the Board of Directors, or any member thereof, or by the record holder or holders of at least ten percent (10%) of all shares entitled to vote at the meeting. Any action otherwise required to be taken at a meeting of the stockholders, except election of directors, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by stockholders having at least a majority of the voting power.

     ARTICLE ELEVEN. [CONTRACTS OF CORPORATION]. No contract or other transaction between the corporation any other corporation, whether or not a majority of the shares of the capital stock of such other corporation is owned by this corporation, and no act of this corporation shall in any way be affected or invalidated by the fact that any of the directors of this corporation are pecuniarily or otherwise interested in, or are directors or officers of such other corporation. Any director of this corporation, individually, or any firm of which such director may be a member, may be a party to, or may be pecuniarily or otherwise interested in any contract or transaction of the corporation; provided, however, that the fact that he or such firm is so interested shall be disclosed or shall have been known to the Board of Directors of this corporation, or a majority thereof; and any director of this corporation who is also a director or officer of such other corporation, or who is so interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of this corporation that shall authorize such contract or transaction, and may vote thereat to authorize such contract or transaction, with like force and effect as if he were not such director or officer of such other corporation or not so interested.

     ARTICLE TWELVE. [LIABILITY OF DIRECTORS AND OFFICERS]. No director or officer shall have any personal liability to the corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, except that this Article Twelve shall not eliminate or limit the liability of a director or officer for (I) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of the Nevada Revised Statutes.

     IN WITNESS WHEREOF, the undersigned incorporator has hereunto affixed here signature at Reno, Nevada this 2nd ay of March, 1999.


                                        /s/ Amanda Cardinali
                                      ----------------------------------------
                                         AMANDA CARDINALI


STATE OF NEVADA   }
                  :    SS.
COUNTY OF WASHOE  }

     On the 2nd day of March, 1999, before me, the undersigned, a NOTARY PUBLIC in and for the State of Nevada, personally appeared AMANDA CARDINALLI, known to me to be the person described in and who executed the foregoing instrument, and who acknowledged to me that she executed the same freely and voluntarily for the uses and purposes therein mentioned.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

                                        /s/ Margaret A. Oliver
                                      ----------------------------------------
                                         NOTARY PUBLIC
                                         Residing in Reno, Nevada


My Commission Expires:           [SEAL] MARGARET A. OLIVER
October 10, 2002                        Notary Public-State of Nevada
                                        Appointment  Recorded  in  Washoe County
                                        No.  94-5323-2-EXPIRES OCT. 10, 2002

       FILED # C5005-99
         MAR 03 1999
       IN THE OFFICE OF
         DEAN HELLER
DEAN HELLER SECRETARY OF STATE

                       CONSENT TO SERVE AS RESIDENT AGENT


     Nevada  Agency  and Trust Company, located at 50 West Liberty Street, Suite
880, Reno, Nevada 89501, hereby consents to serve as Resident Agent in the State of Nevada for the following Corporation:

                           QUILCHENA RESOURCES, INC.

     We understand that as agent for the Corporation, it will be our responsibility to receive service of process in the name of the Corporation; to forward all mail to the Corporation; and to immediately notify the office of the Secretary of State in the event of our resignation, or of any changes in the registered office of the Corporation for which we are an agent.

     IN WITNESS WHEREOF, the undersigned authorized representative of The Nevada Agency and Trust Company has hereunto affixed her signature at Reno, Nevada this 2nd day of March, 1999.

                                        /s/ Amanda Cardinali
                                      ----------------------------------------
                                         AMANDA CARDINALI


STATE OF NEVADA   }
                  :     SS.
COUNTY OF WASHOE  }

     On the 2nd day of March, 1999, before me, the undersigned a NOTARY PUBLIC in and for the state of Nevada, personally appeared AMANDA CARDINALLI, known to me to be the person described in and who executed the foregoing instrument, and who acknowledged to me that she executed the same freely and voluntarily for the uses and purposes therein mentioned.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.


                                        /s/ Margaret A. Oliver
                                      ----------------------------------------
                                         NOTARY PUBLIC
                                         Residing in Reno, Nevada


My Commission Expires:          [SEAL] MARGARET A. OLIVER
October 10, 2002                       Notary Public-State of Nevada
                                       Appointment  Recorded  in  Washoe County
                                       No.  94-5323-2-EXPIRES  OCT. 10, 2002